SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio (Address of principal executive offices)	45236 (Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing the opening of two new LaskPlus centers to serve Greater Chicago Metropolitan area.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated March 21, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: March 21, 2000	By:/s/Charles F. Hertlein, Jr. ___________________________________
Charles F. Hertlein, Jr. Assistant Secretary

Contacts:	Stephen Joffe, Chairman & CEO Larry Rapp, Treasurer & CFO LCA-Vision Inc. 513-792-9292	Joel Pomerantz (Media) Ken DiPaola (IR) The Dilenschneider Group 212-922-0900

LCA-VISION OPENS TWO NEW LASIKPLUS CENTERS

TO SERVE GREATER CHICAGO METROPOLITAN AREA

Company Now Has Three Value-Priced LasikPlus Centers

Serving Metro Chicago's 6 Million Consumers

CINCINNATI, March 21, 2000 - LCA-Vision Inc. (Nasdaq NM: LCAV), a leading U.S. provider of laser vision correction services, today announced that it has added new LasikPlus centers in the Chicago suburbs of Oak Brook and Riverwoods. Along with last week's conversion of LCA-Vision's three-year-old center in the western Chicago suburb of Schaumburg, the company now has three value-priced LasikPlus centers serving the 6 million consumers that live in the greater Chicago metropolitan area.

Since its introduction in July 1999, the driving force behind the growth and popularity of LasikPlus has been affordability. By reducing traditional pricing for laser vision correction by nearly 40 percent to $2,995 for both eyes, LasikPlus has made the procedure far more affordable for the more than 80 million Americans who are currently eligible for laser vision correction. There are now 22 LasikPlus locations operating in the U.S.

Commenting on the new LasikPlus centers in the Chicago area, LCA-Vision Chairman and CEO Stephen Joffe said: "Consumer response to LasikPlus has been a resounding success wherever it has been introduced. Our market research clearly indicates that price has been a major hurdle for many Chicago area consumers who have already decided that they want laser vision correction. With three LasikPlus centers in the greater Chicago area, we are well positioned to tap this pent-up demand."

Mr. Joffe also noted that having three centers in the same media market would allow the company to leverage its marketing dollars across multiple centers. "This makes our saturation marketing efforts far more cost effective, and allows us to quickly establish LasikPlus as the most prominent provider in the Chicago area. We plan to open at least eight more U.S. centers this year, and the advantages of multi-center marketing will continue to play a critical role in siting new locations in existing markets."

"All 22 of our laser vision correction centers in the U.S. are now operating under the LasikPlus brand. While our newest LasikPlus centers will have minimal impact on first-quarter performance, we remain confident that we can readily meet our goal of doubling procedure volume in 2000," he said. LCA-Vision performed 33,266 laser vision correction procedures in 1999.

LCA-Vision currently owns and operates a total of 25 laser vision correction centers in the U.S., Canada, and Europe. In 2000, the company plans to rollout a minimum of eight additional LasikPlus centers in the U.S. LCA-Vision also operates The National Lasik Network, a provider network that, in partnership with Cole Managed Vision, offers laser vision correction services in markets serving more than 90 percent of the U.S. population.

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This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.